Exhibit 10(b)-16

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

RS NO.             (Non-deferred) (Performance-based)

Shares of Restricted Stock are hereby awarded effective December 14, 2009 by TCF Financial Corporation (“TCF Financial”) to                            (the “Grantee”), as a matter of separate inducement in connection with Grantee’s agreement to terminate the Employment Agreement and/or Change in Control Agreement (as defined in that certain Letter Agreement dated as of December 14, 2009, between Grantee and TCF Financial), subject to the terms, conditions and restrictions set forth in this Restricted Stock Agreement (the “Agreement”):

1.                                       Share Award.  TCF Financial hereby awards the Grantee            shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms, conditions and restrictions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto as Exhibit A.

2.                                       Restrictions on Transfer and Restricted Period.

(a)                                  During the period (the “Restricted Period”) hereinafter described, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

(b)                                 The Shares granted pursuant to paragraph 1. are subject to the restrictions in paragraph 2.(a) during the Restricted Period commencing on the date of this Agreement (the “Commencement Date”) and (subject to the forfeiture provisions herein) continuing through the date of vesting applicable to that portion of the Shares specified in clauses (i), (ii), and (iii) below:

(i)                                     One-third of the Shares will vest on April 1, 2011 if TCF Financial’s return on equity (“ROE”) for fiscal year 2010 exceeds the mean of TCF Financial’s peer group of institutions (as such peer group applicable to fiscal year 2010 is disclosed in the proxy statement) and, if achieved, the restrictions shall lapse as to one-third of the Shares on the vesting date as finally determined by the Committee referred to in section 2. of the Program (the “Committee”).

(ii)                                  One-third of the Shares will vest on April 1, 2012 if TCF Financial’s ROE for fiscal year 2011 exceeds the mean of TCF Financial’s peer group of institutions (as such peer group applicable to fiscal year 2011 is disclosed in the proxy statement) and, if achieved, the restrictions shall lapse as to one-third of the Shares on the vesting date as finally determined by the Committee.

(iii)                               One-third of the Shares will vest on April 1, 2013 if TCF Financial’s

ROE for fiscal year 2012 exceeds the mean of TCF Financial’s peer group of institutions (as such peer group applicable to fiscal year 2012 is disclosed in the proxy statement) and, if achieved, the restrictions shall lapse as to one-third of the Shares on the vesting date as finally determined by the Committee.

Notwithstanding the foregoing, as to any portion of the Shares for which the restrictions have not lapsed as a result of the failure to achieve the ROE goal applicable thereto, all rights of the Grantee to such portion of the Shares shall terminate and be forfeited effective as of April 2nd of the year in which such Shares would otherwise have vested and be returned to TCF Financial on or about that date.

3.                                       Vesting.

(a)                                  Shares will vest in accordance with the schedule set forth in paragraph 2.(b), and no longer be subject to the restrictions imposed by paragraph 2.(a), at the expiration of the Restricted Period with respect thereto.  The Committee shall not have any authority to accelerate the time at which any or all of the restrictions in paragraph 2.(a) shall expire with respect to any Shares, or to remove any or all such restrictions.  However, the Committee shall have all the authority provided in the Program with respect to performance-based compensation, including the authority to reduce or delay the Shares vesting under this Agreement or the determination of whether TCF’s ROE exceeded the mean of its peer group of institutions for any year, or to otherwise reduce the compensation provided under this Agreement in any other manner which the Committee considers appropriate in its discretion.

(b)                                 Termination of Service for Reasons other than Disability, Retirement or Death.  In the event of the Grantee’s termination of employment for any reason other than disability, retirement or death during the Restricted Period, all unvested Shares at the time of such event shall be forfeited and returned to TCF Financial.

(c)                                  Termination of Service by Reason of Retirement, Death or Disability.  In the event of Grantee’s retirement (as determined by the Committee), death or disability (the Grantee has been receiving benefits under TCF’s long-term disability plan for at least three months), or death during the Restricted Period:  (1) a pro-rata percentage of the Shares subject to vesting for the fiscal year in which the event of retirement, death or disability occurs, will vest on the same date that such portion of the Shares otherwise would vest under subparagraphs 2.(b)(i), (ii), or (iii), as applicable, had Grantee remained employed through that date, and (2) all Shares in excess of that percentage and any portion of the Shares subject to vesting in a subsequent period shall be forfeited and canceled upon such retirement, death or disability.  The pro-rata percentage shall be determined based on the number of full calendar months from January 1 of the applicable fiscal year to the date of retirement, death or disability, divided by 12.  For purposes of this paragraph 3.(c), the date of Grantee’s retirement shall be determined by the Committee and the date Grantee became disabled shall be the date on which the Grantee has received disability benefits under TCF’s long-term disability plan for three months.

4.                                       Certificates for Shares.  TCF Financial may issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.  Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program (the “Program”) and an agreement entered into between the registered owner and TCF Financial Corporation.  Copies of such Program and agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

The Grantee further agrees that, if certificates are issued, simultaneously with the execution of this Agreement one or more stock powers shall be executed, endorsed in blank and promptly delivered to TCF Financial.

If certificates are not issued, TCF Financial shall direct the transfer agent to issue and hold the Shares during the Restricted Period in an account where their transferability is subject to the restrictions set forth in paragraph 2.(a) of this Agreement.

5.                                       Grantee’s Rights.  Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including the right to vote the Shares.  The Grantee hereby irrevocably and unconditionally assigns to TCF Financial any and all cash and non-cash dividends and other distributions paid with respect to unvested Shares.

6.                                       Expiration of Restricted Period.  Upon the expiration of the Restricted Period with respect to the Shares, TCF Financial shall redeliver or deliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in paragraph 4. above or re-register the shares in an account with the transfer agent which is not subject to the restrictions set forth in paragraph 2.(a) of this Agreement.  The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in paragraph 2.(a) above and any such certificates shall not bear the legend provided for in paragraph 4. above.

7.                                       Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement as well as the ROE, vesting and forfeiture provisions in paragraphs 2. and 3., shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive.  Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in paragraph 2.(a) above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial or otherwise restricted by the transfer agent in the manner provided in paragraph 4. above.

8.                                       Effect of Merger.  In the case of any merger, consolidation, or combination of TCF Financial with or into another corporation or other business organization (other than a merger, consolidation, or combination in which TCF Financial is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may authorize the issuance or assumption of Benefits (as defined in the Program) as it may deem appropriate.

9.                                       Effect of Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 9. shall be deemed a “change in control” of TCF Financial (herein referred to as the “Company”), provided, however, that this paragraph shall not take effect until January 1, 2010:

(a)                                  Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities); or

(b)                                 During any period of two (2) consecutive years there shall cease to be a majority of the Company’s Board of Directors (the “Board”) comprised as follows: individuals who at the beginning of such period constitute the Board of new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

Subject to the six month holding requirement, if any, of Rule 16b-3 of the Securities and Exchange Commission but notwithstanding any other provision in this Agreement or the Program (including, but not limited to, paragraphs 2.(b) and 4. of this Agreement) in the event of a change in control of TCF Financial, all terms and conditions of this Agreement shall be deemed satisfied, all the Shares awarded hereunder shall vest as of the date of such change in control and shall thereafter be administered as provided in paragraph 6. of this Agreement.

10.                                 Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Shares under the Program prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

11.                                 Program and Program Interpretations as Controlling; Performance-Based Status.   The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Program.  The Shares awarded hereunder are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code and under the Program, and the terms of this Agreement shall be construed in accordance with that intent.

12.                                 Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

13.                                 Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the stock powers, as required under paragraph 4. above, and returning a signed copy hereof and of the stock powers to TCF Financial.

14.                                 Section 409A of the Internal Revenue Code.  The arrangements described in this Agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent (if any) such arrangements are subject to that law.

15.                                 Non-Solicitation Covenant.

(a)                                       While actively employed by TCF Financial or subsidiaries of TCF Financial and,  in the event of termination of employment other than (i) a termination by TCF Financial or subsidiaries of TCF Financial without Cause, or (ii) a termination by the Grantee for Good Reason (as defined in subparagraph (b)), for a period of one year after the Grantee’s termination of employment, the Grantee agrees that, except with the prior written approval of the Board of the Directors of TCF Financial, the Grantee will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of TCF Financial or  subsidiaries of TCF Financial to discontinue his or her relationship with TCF Financial or any of its subsidiaries nor will the Grantee directly or indirectly solicit, divert, take away or attempt to solicit any business of TCF Financial or subsidiaries of TCF Financial as to which the Grantee has acquired any knowledge during the term of the Grantee’s employment with TCF Financial or subsidiaries of TCF Financial.

(b)                                      The Grantee shall have the right to terminate employment with TCF Financial or subsidiaries of TCF Financial for “Good Reason” in the event there is: (i) any material diminution in the scope of the Grantee’s authority and responsibility (provided, however, in the event of any illness or injury which disables the Grantee from performing the Grantee’s duties, TCF Financial or subsidiaries of TCF Financial may reassign the Grantee’s duties to one or more other employees until the Grantee is able to perform such duties); (ii) a material diminution in the Grantee’s base compensation (salary, bonus opportunity, benefits or perquisites as in effect before the Change in Control, if applicable); (iii) a material diminution in the authority, duties, responsibilities of the supervisor to whom the Grantee is required to report; (iv) a material diminution in the budget over which the Grantee  retains authority; or (v) a material change in geographic location at which the Grantee must perform the services.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By
Secretary

ACCEPTED:

[Signature]

(Street Address)

(City, State and Zip Code)